EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-97538 and 333-23635) pertaining to the Accom, Inc. 1995 Stock Option/Stock Issuance Plan, the Accom, Inc. Employee Stock Purchase Plan, and the Accom, Inc. 1997 Non-Executive Stock Option Plan of our report dated January 22, 2000, with respect to the consolidated financial statements and the schedule included in this Annual Report (Form 10-K) of Accom, Inc.


                                                               Ernst & Young LLP

Palo Alto, California
March 30, 2000

                                                             SCHEDULE II

                                                             ACCOM, INC.

                                                  VALUATION AND QUALIFYING ACCOUNTS
                                                   ALLOWANCE FOR DOUBTFUL ACCOUNTS
                                                           (In thousands)

                                                           Balance at    Charges to                                     Balance at
                                                          Beginning of    Cost and                                        End of
                                                             Period       Expenses    Deductions *   Other Adjustments    Period
                                                             ------       --------    ------------   -----------------    ------
Year ended September 30, 1997 .......................           223          256            78               --              401
Year ended September 30, 1998 .......................           401         --             164               --              237
Three Months ended December 31, 1998 ................           237           29          --              2,630**          2,896
Year ended December 31, 1999 ........................         2,896         --             733               --            2,163

*    All deductions represent write-offs of bad debt.

** This adjustment was made to increase reserves as part of the acquisition of Scitex Digital Video in December 1998.
